Exhibit 99.16(a)

MFS VARIABLE INSURANCE TRUST II

POWER OF ATTORNEY

The undersigned, Trustees of MFS Variable Insurance Trust II (the “Registrant”), hereby severally constitute and appoint Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Thomas H. Connors, Brian E. Langenfeld, and Susan A. Pereira, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of MFS High Income Series, a series of MFS Variable Insurance Trust, to MFS High Yield Portfolio, a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of MFS High Income Series and the issuance to MFS High Income Series of shares of beneficial interest in MFS High Yield Portfolio (the “Reorganization”) and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 9th day of April, 2013.

/s/ ROBERT E. BUTLER Robert E. Butler	Trustee

/s/ MAUREEN R. GOLDFARB Maureen R. Goldfarb	Trustee

/s/ DAVID H. GUNNING David H. Gunning	Trustee

/s/ WILLIAM R. GUTOW William R. Gutow	Trustee

/s/ MICHAEL HEGARTY Michael Hegarty	Trustee

/s/ JOHN P. KAVANAUGH John P. Kavanaugh	Trustee

/s/ ROBERT J. MANNING Robert J. Manning	Trustee

/s/ J. DALE SHERRATT J. Dale Sherratt	Trustee

/s/ LAURIE J. THOMSEN Laurie J. Thomsen	Trustee

/s/ ROBERT W. UEK Robert W. Uek	Trustee